Exhibit 12.2

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES
                    RATIO OF EBITDA TO NET INTEREST EXPENSE
                                 (IN THOUSANDS)

                                                                           PRO FORMA
                                                                            MERGER       ACTUAL       ACTUAL       ACTUAL
                                                                             YEAR         YEAR         YEAR         YEAR
                                                                          (53 WEEKS)   (53 WEEKS)   (52 WEEKS)   (52 WEEKS)
                                                                             ENDED        ENDED        ENDED        ENDED
                                                                           APRIL 3,     APRIL 3,     MARCH 28,    MARCH 30,
                                                                             1997         1997         1996         1995
                                                                          -----------  -----------  -----------  -----------
EBITDA..................................................................   $ 112,948    $ 112,948    $ 112,555    $  88,942
                                                                          -----------  -----------  -----------  -----------
                                                                          -----------  -----------  -----------  -----------
NET INTEREST EXPENSE....................................................
  Interest Expense......................................................   $  22,022    $  22,022    $  28,828    $  35,908
  Interest Income.......................................................        (569)        (569)      (6,491)      (8,004)
                                                                          -----------  -----------  -----------  -----------
  Net Interest Expense..................................................   $  21,453    $  21,453    $  22,337    $  27,904
                                                                          -----------  -----------  -----------  -----------
                                                                          -----------  -----------  -----------  -----------
RATIO OF EBITDA TO NET INTEREST EXPENSE.................................        5.26         5.26         5.04         3.19
                                                                          -----------  -----------  -----------  -----------
                                                                          -----------  -----------  -----------  -----------

                                                                            ACTUAL       ACTUAL
                                                                             YEAR         YEAR
                                                                          (52 WEEKS)   (52 WEEKS)
                                                                             ENDED        ENDED
                                                                           MARCH 31,    APRIL 1,
                                                                             1994         1993
                                                                          -----------  -----------
EBITDA..................................................................   $  98,784    $  57,345
                                                                          -----------  -----------
                                                                          -----------  -----------
NET INTEREST EXPENSE....................................................
  Interest Expense......................................................   $  36,375    $  31,401
  Interest Income.......................................................      (2,169)      (6,985)
                                                                          -----------  -----------
  Net Interest Expense..................................................   $  34,206    $  24,416
                                                                          -----------  -----------
                                                                          -----------  -----------
RATIO OF EBITDA TO NET INTEREST EXPENSE.................................        2.89         2.35
                                                                          -----------  -----------
                                                                          -----------  -----------